As filed with the Securities and Exchange Commission on December 10, 2001

================================================================================
                                                     Registration No. 333-______

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             -----------------------
                           SELECT COMFORT CORPORATION
             (Exact name of registrant as specified in its charter)

           MINNESOTA                                        41-1597886
 (State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                          Identification No.)

    6105 TRENTON LANE NORTH
    MINNEAPOLIS, MINNESOTA                                   55442
(Address of principal executive offices)                   (Zip code)

                             -----------------------

                            1997 STOCK INCENTIVE PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                             -----------------------
                                 MARK A. KIMBALL
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                           SELECT COMFORT CORPORATION
                             6105 TRENTON LANE NORTH
                              MINNEAPOLIS, MN 55442
                                 (763) 551-7070
                      (Name, address and telephone number,
                   including area code, of agent for service)
                            -------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
           IMMEDIATELY UPON THE FILING OF THIS REGISTRATION STATEMENT
                            ------------------------

                         CALCULATION OF REGISTRATION FEE

======================================== ============= ================ ================ ============
                                                       PROPOSED MAXIMUM PROPOSED MAXIMUM   AMOUNT OF
        TITLE OF SECURITIES              AMOUNT TO BE   OFFERING PRICE      AGGREGATE    REGISTRATION
          TO BE REGISTERED               REGISTERED(1)    PER UNIT(2)    OFFERING PRICE      FEE(2)
---------------------------------------- ------------- ---------------- ---------------- ------------
1997 Stock Incentive Plan
Common Stock, par value $0.01 per share    4,000,000         $2.16         $8,640,000      $2,064.96
---------------------------------------- ------------- ---------------- ---------------- ------------
1999 Employee Stock Purchase Plan
Common Stock, par value $0.01 per share      500,000         $1.99           $995,000      $  237.81
======================================== ============= ================ ================ ============

(1) Represents increases in the total number of shares reserved for issuance under the Select Comfort Corporation 1997 Stock Incentive Plan and the Select Comfort Corporation 1999 Employee Stock Purchase Plan. An aggregate of 2,397,082 shares has been previously registered under registration statements on Form S-8 (File Nos. 333-70493 and 333-84329) with respect to the 1997 Stock Incentive Plan, and an aggregate of 500,000 shares has been previously registered under a registration statement on Form S-8 (File No. 333-80755) with respect to the 1999 Employee Stock Purchase Plan. In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement includes an indeterminate number of additional shares that may be offered and sold as a result of anti-dilution provisions described in the above-described plans.

(2) Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(c) and (h) under the Securities Act as follows: (i) with respect to options previously granted under the 1997 Stock Incentive Plan, on the basis of the weighted average exercise price of these option grants, (ii) with respect to options to be granted under the 1997 Stock Incentive Plan, on the basis of the average between the high and low sales prices of the registrant's common stock on December 4, 2001 on the over-the-counter market, as reported by the Nasdaq National Market, and (ii) with respect to shares to be purchased under the 1999 Employee Stock Purchase Plan, on the basis of the average between the high and low sales prices of the registrant's common stock on December 4, 2001 on the over-the-counter market, as reported by the Nasdaq National Market.
================================================================================

                    STATEMENT UNDER GENERAL INSTRUCTION E --
                      REGISTRATION OF ADDITIONAL SECURITIES

     The registrant, Select Comfort Corporation, previously filed registration statements on Form S-8 with the Securities and Exchange Commission (SEC File Nos. 333-70493 and 333-84329) in connection with the registration of an aggregate of 2,397,082 shares of Select Comfort common stock to be issued under Select Comfort Corporation 1997 Stock Incentive Plan and a registration statement on Form S-8 (SEC File No. 333-80755) in connection with the registration of an aggregate of 500,000 shares of Select Comfort common stock to be issued under the Select Comfort Corporation 1999 Employee Stock Purchase Plan.

     Pursuant to General Instruction E of Form S-8, this registration statement is filed by Select Comfort solely to register an additional 4,000,000 shares of Select Comfort common stock reserved for issuance under the 1997 Stock Incentive Plan and an additional 500,000 shares of Select Comfort common stock reserved for issuance under the 1999 Employee Stock Purchase Plan. These increases were approved by Select Comfort's board of directors on March 2, 2000, February 13, 2001 and May 1, 2001 and by Select Comfort's shareholders on May 18, 2000 and July 17, 2001. Pursuant to Instruction E, the contents of Select Comfort's previously filed registration statements on Form S-8 (SEC File Nos. 333-70493, 333-84329 and 333-80755) are hereby incorporated by reference into this registration statement pursuant to General Instruction E of Form S-8.

     In addition, the following documents previously filed (File No. 0-25121) with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are, as of their respective dates, incorporated by reference in this registration statement:

               (a) The Annual Report on Form 10-K of Select Comfort Corporation for the fiscal year ended December 30, 2000 (which incorporates by reference certain portions of Select Comfort's definitive proxy statement for Select Comfort's 2001 Annual Meeting of Shareholders);

               (b) All other reports filed pursuant to Section 13 (a) or 15 (d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

               (c) The description of Select Comfort's common stock contained in a registration statement filed pursuant to the Exchange Act, together with any amendments or reports filed for the purpose of updating that description.

     In addition,  all documents filed by Select Comfort pursuant to Sections 13
(a), 13 (c), 14, or 15 (d) of the Exchange Act after the date of this registration statement and before the filing of a post-effective amendment that indicates that all shares of common stock offered have been sold, or that deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference in, and to be a part of, this registration statement from the date of filing of those documents.

     Any statement contained in a document incorporated (or deemed to be incorporated) by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by any other subsequently filed document that is or is deemed to be incorporated by reference herein. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

EXHIBIT NO.    DESCRIPTION
-----------    -----------

   5.1         Opinion of Oppenheimer Wolff & Donnelly LLP (filed herewith)
  23.1         Consent of KPMG LLP (filed herewith)
  23.2         Consent of Oppenheimer  Wolff & Donnelly LLP (included in Exhibit
               5.1)
  24.1 Power of Attorney (included on the signature page to this registration statement)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on December 10, 2001.

                                    SELECT COMFORT CORPORATION

                               By:  /s/William R. McLaughlin
                                    --------------------------------------------
                                    William R. McLaughlin
                                    President and Chief Executive Officer
                                    (principal executive officer)

                               By:  /s/James C. Raabe
                                    --------------------------------------------
                                    James C. Raabe
                                    Chief Financial Officer
                                    (principal financial and accounting officer)

                                POWER OF ATTORNEY

     Each person whose signature  appears below constitutes and appoints William
R. McLaughlin and James C. Raabe, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed on December 10, 2001 by the following persons in the capacities indicated.

SIGNATURE                     TITLE
---------                     -----

/s/Patrick A. Hopf            Chairman of the Board
----------------------------
Patrick A. Hopf

/s/William R. McLaughlin      President and Chief Executive Officer and Director
----------------------------
William R. McLaughlin

/s/Thomas J. Albani           Director
----------------------------
Thomas J. Albani

/s/Christopher P. Kirchen     Director
----------------------------
Christopher P. Kirchen

/s/David T. Kollat            Director
----------------------------
David T. Kollat

/s/Ervin R. Shames            Director
----------------------------
Ervin R. Shames

/s/Jean-Michel Valette        Director
----------------------------
Jean-Michel Valette

                           SELECT COMFORT CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS


EXHIBIT
  NO.                            ITEM                                  METHOD OF FILING
-------  ----------------------------------------------------  -------------------------------
  5.1     Opinion of Oppenheimer Wolff & Donnelly LLP.........  Filed herewith.

 23.1     Consent of KPMG LLP.................................  Filed herewith.

 23.2     Consent of Oppenheimer Wolff & Donnelly LLP........   Included in Exhibit 5.1.

 24.1     Power of Attorney...................................  Included on the signature page to this registration statement.

                                                                     EXHIBIT 5.1
                  [Oppenheimer Wolff & Donnelly LLP Letterhead]

December 5, 2001

Select Comfort Corporation
6105 Trenton Lane North
Minneapolis, MN  55442

RE:     SELECT COMFORT CORPORATION
        REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

We have acted as counsel to Select Comfort Corporation, a Minnesota corporation (the "Company"), in connection with the registration by the Company of 4,500,000 shares of common stock, par value $0.01 per share (the "Common Stock") of the Company issuable under the Company's 1997 Stock Incentive Plan and 1999 Employee Stock Purchase Plan, pursuant to a registration statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement"). The 4,500,000 shares of Common Stock of the Company issuable under the Company's 1997 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan (collectively, the "Plans") are collectively referred to herein as the "Shares."

In acting as counsel for the Company and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein. In connection with our examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that:

1. The Company has the corporate authority to issue the Shares in the manner and under the terms set forth in the Registration Statement.

2. The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the Plans as set forth in the Registration Statement, will be validly issued, fully paid and nonassessable.

We express no opinion with respect to laws other than those of the State of Minnesota and the federal laws of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to its use as part of the Registration Statement.

Very truly yours,

/s/ Oppenheimer Wolff & Donnelly LLP

                                                                   Exhibit  23.1




                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Select Comfort Corporation:


We consent to the use of our reports incorporated herein by reference.

Our reports dated February 2, 2001, except with respect to Notes 1 & 10 which are as of April 12, 2001, contain an explanatory paragraph that states that the Company has incurred negative cash flows that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of that uncertainty.



/s/KPMG LLP


Minneapolis, Minnesota
December 7, 2001